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                                                                    EXHIBIT 10

            UNIVERSAL POWER PRODUCTS COMPANY, L.L.C.

                      AMENDED AND RESTATED
                    ARTICLES OF ORGANIZATION




TO:           THE OKLAHOMA SECRETARY OF STATE
              101 State Capitol
              Oklahoma City, OK 73105


              The undersigned Members of Universal Power Products Company, L.L.C., an Oklahoma limited liability company (the "Company"), for the purpose of adopting Amended and Restated Articles of Organization pursuant to Section 2011 of the Oklahoma Limited Liability Company Act (the "Act"), hereby certifies:

              1. The name of this Company is "Universal Power Products Company, L.L.C."

              2. The name under which this Company was originally organized was "Universal Power Products Company, L.L.C."

              3.     The Articles of Organization of this Company were
originally filed with the Oklahoma Secretary of State on              , 1995.

              4. The amendments to the Articles of Organization effected by this document are to change and restate the provisions relating to the regulation of the internal affairs of the Company.

              5. These Amended and Restated Articles of Organization were duly adopted by the Members of the Company in accordance with Section 2020 of the Act, and restate, integrate and further amend the Articles of Organization.

              6. The Articles of Organization of the Company are hereby restated as further amended herein, to read in full, as follows:

                    "ARTICLES OF ORGANIZATION

                               OF

            UNIVERSAL POWER PRODUCTS COMPANY, L.L.C.

              FIRST. The name of the limited liability company is Universal Power Products Company, L.L.C. (the "Company").

              SECOND. The latest date on which the Company is to dissolve is 12:00 midnight, December 31, 2015.

              THIRD. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

              FOURTH. The street address of the principal place of business of the Company in the State of Oklahoma is 6130 South Memorial, Tulsa, Oklahoma 74133.

              FIFTH. The name and address of the registered agent of the Company in the State of Oklahoma is Richard H. Smith, 11708 South Canton, Tulsa, Oklahoma
74137.

              SIXTH. The business of the Company shall be managed by one or more Managers designated pursuant to the terms of the Company's Operating Agreement. Subject to the restrictions contained herein, any third person dealing with the Company may rely absolutely upon the act, deed and/or signature of each Manager as being the act of the Company and no third person shall be obliged or privileged to inquire into or otherwise ascertain whether the act of the Manager has been duly authorized.

              SEVENTH. Notwithstanding any other provision hereof, unless and until there shall have occurred an Event of Default (as such term is defined in the Company's Operating Agreement), no Manager shall have the authority to cause the Company to do or commit to do any of the following acts, without the prior unanimous written consent of the specific act by the Members; however, upon the occurrence of an Event of Default, each Manager shall have the authority to cause the Company to do or commit to do such acts upon the Majority Vote of the Members (as such term is defined in the Company's Operating Agreement): (a) borrow money in excess of $10,000; (b) sell any asset of the Company (or assets, in related transactions) having a fair market value in excess of $10,000; (c) enter into any contract involving an anticipated total expenditure of over $10,000; (d) do any act which would make it impossible to carry on the ordinary business of the Company; (e) compromise any claim against the Company over $10,000; (f) admit a person as a Member; (g) knowingly perform any act that would subject a Member to personal liability; or (h) amend the Articles of Organization; or (i) approve any business plan of the Company."

              IN WITNESS WHEREOF, these Amended and Restated Articles of
Organization have been executed on the _____ day of            , 199  , by the
undersigned Members.


                                                ______________________________
                                                Richard H. Smith


                                                ______________________________
                                                Dennis J. Loudermilk

                                                RIKA Management Company,
                                                L.L.C., an Oklahoma limited
                                                liability company


                                                By:

                                                Richard H. Smith, Manager